UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 26, 2006


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)


          Nevada                      000-22855                  95-4780218
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


       12224 Montague Street
            Pacoima, CA                                            91331
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 20, 2006, American Soil Technologies, Inc. (the "Company") entered into an Intellectual Property Purchase Agreement (the "Agreement") with Ray Nielsen whereby the Company purchased from Mr. Nielsen any and all intellectual property of Mr. Nielsen, including all formulas developed by Mr. Nielsen over the past 30 years, including but not limited to all formulas and intellectual property used in the business of Smart World Organics, Inc., including all graphics and logos; all domain names and URL's; any proprietary software and its source code; all existing content and HTML files; all branding and trademarks; all trade names; all services marks; all copywritten material; all patents; and all products and proceeds of the foregoing, in any form whatsoever and wheresoever located (collectively the "Intellectual Property"), in exchange for a convertible debenture in the amount of $1,500,000 and bearing an interest rate of 8% per annum (the "Convertible Debenture").

The Convertible Debenture is secured by the Intellectual Property. The principal of the Convertible Debenture and any unpaid accrued interest thereon shall be due and payable on January 19, 2008 (the "Maturity Date"). The Company will make quarterly interest payments until the Maturity Date. The Convertible Debenture is convertible at the option of Mr. Nielsen at any time prior to the Maturity Date into shares of common stock of the Company at a conversion price equal to the closing price of the Company's common stock for the day immediately proceeding the date of conversion.

On July 7, 2006, the Company purchased Smart World Organics, Inc., a company which was owned primarily by Mr. Nielsen. There is no other material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 - COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 20, 2006, the Company acquired the Intellectual Property from Mr. Nielsen in exchange for the Convertible Debenture as described above.

ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION

On December 20, 2006, the Company became obligated to repay the Convertible Debenture as described above.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

In consideration for the Agreement, the Company issued the Convertible Debenture to Mr. Nielsen. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the "Act") and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that Mr. Nielsen is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2006               AMERICAN SOIL TECHNOLOGIES, INC.



                                       By: /s/ Carl P. Ranno
                                           ----------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President

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